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                                                                Exhibit 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Avid Technology, Inc. on Form S-8 of our report dated February 6, 1997, on our audits of the consolidated financial statements and financial statement schedule of Avid Technology, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                       /s/ Coopers & Lybrand L.L.P.
                                       -----------------------------
                                       COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 17, 1997